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                                                       EXHIBIT 23

                CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated August 13, 1997, on our audits of the financial statements of Southern Union Company and Subsidiaries as of June 303, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995.



                              COOPERS & LYBRAND L.L.P.


Austin, Texas
December 18, 1997